UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 30, 2004

KEITHLEY INSTRUMENTS, INC.
(Exact Name of registrant as Specified in Charter)

Ohio	1-9965	34-0794417
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28775 Aurora Road, Cleveland, Ohio 44139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 248-0400

Item 12. Results of Operations and Financial Condition.

On January 30, 2004, Keithley Instruments, Inc. issued a press release reporting its financial results for its first quarter and fiscal year 2004, which ended December 31, 2003. A copy of the release is attached as Exhibit 99.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEITHLEY INSTRUMENTS, INC. (Registrant)

Date: January 30, 2004	/s/ Mark J. Plush Mark J. Plush Vice President and Chief Financial Officer

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